FOR IMMEDIATE RELEASE                                         RELEASE #021003JD

                    CTB International Corp. Signs Definitive
                     Agreement and Establishes New Company;
                          Financial Terms Not Disclosed


MILFORD, Ind., Oct. 3, 2002 - CTB International Corp. (NASDAQ: CTBC) today announced that it has signed a definitive agreement to acquire certain assets of Jay-Dee Industries, Inc. of Dassel, Minnesota, and that it has, jointly with Jay-Dee, formed a new company, Firelake Mfg., LLC.

The new company, Firelake, consists of all remaining assets of Jay-Dee as well as certain assets that CTB acquired last month from Shenandoah Manufacturing Co., Inc. Jay-Dee has a majority ownership in Firelake, and CTB, a minority position. Financial terms of the transaction were not disclosed.

The assets CTB acquired from Jay-Dee include production machinery, patents, trademarks and trade names related to fabrication of JAY-DEE{R} poultry nests. CTB will transfer production of JAY-DEE poultry nests to its Anderson, Missouri, plant in the fourth quarter of 2002.

As part of the agreement, Firelake will manufacture Shenandoah poultry incinerators and Shenandoah waste oil heaters in its Dassel, Minnesota, facility. The Shenandoah poultry incinerators will be marketed exclusively by CTB business units, while waste oil heaters will be marketed by Firelake, largely through existing Shenandoah waste oil heater distribution, under a limited license from CTB that includes use of the Shenandoah name on such products as well as use of the trade name HORIZON{R} for that line of waste oil heaters. Firelake expects to relocate poultry incinerator and waste oil heater fabrication to the Minnesota facility in the fourth quarter of this year.

Certain Shenandoah product lines, including incinerators and waste oil heaters, are currently being manufactured in Shenandoah's former Harrisonburg, Virginia, plant, pending complete transition of manufacturing operations to Anderson and Dassel.

About CTB
CTB International Corp. is a leading designer, manufacturer and marketer of systems for the poultry, hog, egg production, and grain industries. Celebrating its 50th anniversary this year, CTB operates from facilities in the U.S.A., Europe and Latin America as well as through a worldwide distribution network. In August, the Company announced that it had signed a definitive merger agreement to become a wholly owned subsidiary of Berkshire Hathaway Inc. (NYSE: BRK.A, BRK.B). The merger is subject to approval of a majority of CTB's shareholders and to regulatory approval and is expected to close in the fourth quarter.

CTB continues to focus on its strategy of emerging as the best cost manufacturer in the industries it serves, emphasizing its product-driven focus, expanding its global physical presence, extending its competitive advantage through accretive acquisitions and/or other beneficial business arrangements, and enhancing its financial strength.

Earlier in 2002, CTB acquired a majority interest in a European Logistics Center, with offices in the Netherlands and in Poland, and also acquired Beard Industries, Inc., a leading grain dryer manufacturer, and Shenandoah Manufacturing Co., Inc., a leading manufacturer of poultry heaters, nests and incinerators, as well as certain commercial heating products.

About Jay-Dee
Jay-Dee Industries, Inc., based in Dassel, Minnesota, was founded in 1975. The company's primary focus throughout its history has been sheet metal fabrication, and it is operated under the joint leadership of Randy and Kent Wischmann.

About Firelake
Firelake Mfg., LLC is a manufacturer and marketer of waste oil heaters. It also manufactures poultry incinerators exclusively for CTB International Corp. The newly formed company is based in Dassel, Minnesota, and is owned jointly by Jay-Dee Industries, Inc. and CTB. The company combines the sheet metal fabrication capabilities of Jay-Dee with well-established product lines from Shenandoah along with support from CTB.

Disclosure Regarding Forward-Looking Statements
In addition to historical information, this document contains certain statements representing the Company's expectations or beliefs concerning future events. These statements are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, which provides a safe harbor for such statements. The use of words such as "anticipates," "believes," "estimates," "expects," "intends," "plans," "projects," "could," "may," "will" or similar expressions are intended to identify these statements. The forward-looking statements contained in this document include, without limitation, statements related to manufacturing and marketing plans. They also involve certain risks and uncertainties regarding CTB International Corp.'s business and operations and the agriculture industry. The Company's actual results could differ materially from those expressed or implied by such forward-looking statements. The Company cautions that these statements are further qualified by other important factors, including, but not limited to those set forth in the Company's Form 10-K filing and its other filings with the Securities and Exchange Commission. The Company undertakes no obligation to release publicly any revisions to forward-looking statements in this document to reflect new circumstances or unanticipated events as they occur.